Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date on the signature block, to the Custody Agreement, dated as of April 25, 2019 (the “Agreement”), as amended, is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit 4 is hereby superseded and replaced in its entirety with Exhibit 4 attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST	U.S. BANK N.A.

By: /s/ Gregory C. Bakken	By: /s/ Gregory Farley

Name: Gregory C. Bakken	Name: Gregory Farley

Title: President	Title: Sr. Vice President

Date: January 12, 2023	Date: 1/12/2023

EXHIBIT 4

to the Listed Funds Trust Custody Agreement

List of Funds and Fee Schedule at November 2020

Name of Series
Overlay Shares Small Cap Equity ETF
Overlay Shares Municipal Bond ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Short Term Bond ETF
Overlay Shares Hedged Large Cap Equity ETF

EXHIBIT 4 (continued) to the Listed Funds Trust Custody Agreement

Fee Schedule at November 2022

Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum¹ where Adviser acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund² Basis Points on Trust AUM²
$ ____ for Funds 1-5 ___ on the first $ 1b
$ ____ for Funds 6+ ___ on the balance

See APPENDIX C for Services and Associated Fees in addition to Base Fee

See Additional Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019, and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to 50% of $ 58,000 ($ 45,000 admin/acct/ta + $ 3,000 Custody + $ 10,000 Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

APPENDIX C - Custody Services in addition to the Base Fee

Portfolio Transaction Fees²

▪$____ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪$____ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪$____ - Option/SWAPS/future contract written, exercised or expired
▪$____ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪$____ - Physical security transaction
▪$____ - Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity

Additional Services

▪Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪$____ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
▪Class Action Services - $ 25 filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $____.
▪No charge for the initial conversion free receipt.
▪Overdrafts - Charged to the account at prime interest rate plus 2%, unless a line of credit is in place.
▪Additional fees will apply - Third Party lending

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	___	$___	Hong Kong	___	$___	Poland	___	$___
Australia	___	$___	Hungary	___	$___	Portugal	___	$___
Austria	___	$___	Iceland	___	$___	Qatar	___	$___
Bahrain	___	$___	India	___	$___	Romania	___	$___
Bangladesh	___	$___	Indonesia	___	$___	Russia	___	$___
Belgium	___	$___	Ireland	___	$___	Saudi Arabia	___	$___
Bermuda	___	$___	Israel	___	$___	Serbia	___	$___
Botswana	___	$___	Italy	___	$___	Singapore	___	$___
Brazil	___	$___	Japan	___	$___	Slovakia	___	$___
Bulgaria	___	$___	Jordan	___	$___	Slovenia	___	$___
Canada	___	$___	Kenya	___	$___	South Africa	___	$___
Chile	___	$___	Kuwait	___	$___	South Korea	___	$___
China Connect	___	$___	Latvia	___	$___	Spain	___	$___
China (B Shares)	___	$___	Lithuania	___	$___	Sri Lanka	___	$___
Colombia	___	$___	Luxembourg	___	$___	Sweden	___	$___
Costa Rica	___	$___	Malaysia	___	$___	Switzerland	___	$___
Croatia	___	$___	Malta	___	$___	Tanzania	___	$___
Cyprus	___	$___	Mauritius	___	$___	Taiwan	___	$___
Czech Republic	___	$___	Mexico	___	$___	Thailand	___	$___
Denmark	___	$___	Morocco	___	$___	Tunisia	___	$___
Egypt	___	$___	Namibia	___	$___	Turkey	___	$___
Estonia	___	$___	Netherlands	___	$___	UAE	___	$___
Eswatini	___	$___	New Zealand	___	$___	Uganda	___	$___
Euroclear (Eurobonds)	___	$___	Nigeria	___	$___	Ukraine	___	$___
Euroclear (Non-Eurobonds)	___	$___	Norway	___	$___	United Kingdom	___	$___
Finland	___	$___	Oman	___	$___	Uruguay	___	$___
France	___	$___	Pakistan	___	$___	Vietnam	___	$___
Germany	___	$___	Panama	___	$___	West African Economic Monetary Union (WAEMU)*	___	$___
Ghana	___	$___	Peru	___	$___	Zambia	___	$___
Greece	___	$___	Philippines	___	$___	Zimbabwe	___	$___
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee

$____ monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."

Plus: Global Custody Transaction Fees¹

Global Custody transaction fees associate with Sponsor Trades². (See schedule above)

▪A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees

(See schedule above)

Global Custody Tax Services:

▪$____ per annum - Global Filing
▪$____ per annum - U.S. Domestic Filing (Only ADRs)
▪Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
▪Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".